Exhibit 10.2

Guangzhou House-leasing Contract

In accordance with the relevant national laws, regulations and provisions, Party A and Party B have reached and entered into an agreement based on the principle of equality and voluntariness through consultation and jointly abide by it:

1.	Parties to the contract

Leaser ( hereinafter Party A): Guangzhou New Litchi Bay Exhibition Co. LTD

Address: No.11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhou

Legal Representative: XieYongjian

Tel: 87352286

Lessee (hereinafter Party B): Guangzhou XiaoXiang Health Industry Co., LTD

Address: No.11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhou

Legal Representative: LiangJianhong

Tel: 38809959

2.	Party A is entrusted by Guangzhou New Litchi Bay Hotel Management Co., Ltd and agree to lease the premises which located in Room 502,503,504, No.11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhou (real estate certificate no.________) and its existing auxiliary equipment and facilities to Party B for cultural exhibition hall use. The rented area is 250 square meters.

3.	The lease term and monthly or quarterly rent agreed by the parties are as follows:

The rent, management fee, cooling water and electricity fee, garden maintenance fee and other fees (hereinafter collectively referred to as “lease fee”) shall be paid within the time limit agreed by this contract from July 1, 2018 to December 31, 2020.

The rental from July 1, 2018 to December 31, 2020 is an one-off payment for the first quarter of the current season. The payment method is bank transfer or cheque.

Party B shall pay Party A the lease fee from July 1, 2018 to September 30, 2018 before July 5, 2018, in total 159,136 RMB.

Party B shall pay the deposit to Party A on the date of signing the lease contract July 1, 2018, in total 125,000 RMB.

Starting from October 1st, 2018, the lease fee increase by 3% annually.

4.	Main responsibilities of both parties

4.1	Party A and Party B should fulfill the relevant laws and regulations such as “General Rules of Civil Law”, “Contract Law of the People’s Republic of China”, “Regulations of Guangdong Province on Urban Housing Leasing”, “Guangzhou Municipal Housing Leasing Management Regulations” and other relevant laws and regulations.

4.2	Party A and Party B shall assist and cooperate with relevant departments in the investigation of house leasing, house safety, fire safety, public security, family planning, production and sale of fake and low-quality commodities.

5.	Rights and obligations of Party A

5.1	In accordance with the contract, Party A shall deliver the house and its existing auxiliary equipment and facilities in the house to Party B on July 1, 2018 and ensure that Party B can exercise the right to rent the house during the lease period (but does not include the existing house Ancillary facilities and equipment). If the house is not provided as agreed or Party B fails to guarantee the normal exercise of the right to rent a house, Party B shall pay a late fee of 0.5% of the monthly rent for each day overdue.

5.2	Repair responsibility of Party A: Repair responsibility of the building itself.

5.3	When transferring the house during the lease period, Party A must warrants that have notified Party B in writing 3 months in advance (not less than 90 days) of the details of the proposed transaction and prompt Party B to exercise the priority purchase right. Party A must notify Party B in writing 30 days in advance before the mortgage, and ensure the mortgage does not affect the exercise of lease rights of Party B.

5.4	If Party B is found to have changed the structure or use of the premises without authorization, resulting in a loss of more than 10,000 RMB to the leased property, or if Party B fails to pay the rent, property management fee, cold water and electricity fee, garden maintenance fee, water and electricity fee, parking fee and other fees for more than 30 days, Party A may terminate the contract, take back the premises and claim indemnities for the loss.

6.	Rights and obligations of Party B

6.1	Party B shall pay the rental on time. For overdue delivery of rental and various expenses, Party B shall pay a late fee of 0.5 ‰ of the monthly lease fee for each day that is overdue to Party A.

6.2	Repair responsibility of Party B: Responsibility for the maintenance of interior decorations.(including but not limited to air conditioners, household appliances and furniture in leased properties).

6.3	When the lease term expires, Party B shall return the leased premises to Party A. Party B should negotiate with Party A 6 months in advance if need to rent the premises continually and both parties will sign a separate contract.

7.	Other Conventions

7.1	During the lease term, the monthly property management fee, cold water and electricity fee and garden maintenance fee of the property shall be 18,749 RMB (the amount is included in the third provisions of this contract).After the signing of this contract, the property management company shall collect the leased property keys from the date they are handed over to Party B according to the contract. The property management fee includes cleaning, greening, garden plants, security, public utilities, maintenance of public equipment and facilities, installation and commissioning fees for the central cooling tower equipment system, fire control system, and electrical equipment system, and maintenance fees. The specific service management service shall be implemented in accordance with the property management contract signed by both parties.

7.2	During the lease term, if Party A terminates the lease contract in advance or occur advanced termination of the contract due to the responsibility of Party A, Party A shall notify Party B in writing 6 months in advance, Party A shall pay the current amount of compensation equivalent to the amount of two- month rent, property management fee, garden maintenance fee and cooling water and electricity fee and return the deposit to Party B after deducting the fee. Party A will not bear other compensation liability after paying the fee hereof. If Party A fails to notify Party B in writing six months in advance, Party A shall pay the rent, property management fee, garden maintenance fee and cold water and electricity fee equivalent to five months to Party B as compensation, and return the deposit to Party B. If the aforesaid compensation and deposit are overdue or returned, the overdue fine shall be paid to Party B at 1 % of the total amount of overdue expenses for each day overdue.

7.3	During the lease period, if Party B proposes to cancel the lease contract in advance or the contract is terminated early due to the breach of contract, Party B shall notify Party A in writing 6 months in advance and pay Party A the current rent equivalent to 2 months compensation for the amount of property management fee, garden maintenance fee and cooling water and electricity fee (the deposit can be offset), the decoration and immovable equipment and facilities in the venue belong to Party A, and the movable objects belong to Party B. Party A shall not make any other compensation or compensation for the losses of Party B. If Party B fails to notify Party A in writing 6 months in advance, it shall pay the amount equivalent to 5-month rent, property management fee, cooling water and electricity fee, garden maintenance fee and waiver of renovation and restoration deposit is given to Party A as compensation (the deposit can be offset). If the aforesaid lease fees and other compensation fees are overdue, the late fee shall be paid to Party A at 1 % of the total arrears on each overdue day

8.	The guarantor shall bear joint and several liability for all the responsibilities and obligations of Party B in the “Guangzhou Housing Lease Contract”, “Lease Supplement Contract”, “Property Management Contract” and other supplementary contracts and agreements signed both parties. In the case of arrears of the lease fee or violation of the contract, the guarantor shall bear joint and several liability for indemnities.

9.	During the lease period, if force majeure occurs and the contract cannot be performed, both parties shall negotiate and deal with it in a timely manner in accordance with relevant laws.

10.	Matters not covered by the parties may be improved by signing a supplementary lease contract

11.	This contract is made in six copies, with Party A holding two copies and Party B holding two copies. Each copy shall be sent to the rental housing management service center of the street (town) for the record and the industrial and Commercial Bureau.

12.	If a dispute arises during the execution of this contract, both parties shall settle the dispute through negotiation. If the negotiation fails, they shall file a lawsuit in the people’s court where the rental house is located.

13.	This contract shall come into force on the date of signing by both parties.

Party A ( sign and seal) Guangzhou New Litchi Bay Exhibition Co. LTD

Signature of the representative:

ID Number:

Address: No.11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhou

Tel: 020-87352286

Date: 28/06/2018

Party B ( sign and seal) Guangzhou XiaoXiang Health Industry Co., LTD

Signature of the representative:

ID Number:

Address: No.11, Qingbo Road, Ersha Island, Yuexiu District, Guangzhou\

Date: 28/06/2018